UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2022

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2022, Thomas Lefebvre notified the Board of Directors (the “Board”) of Kinetik Holdings Inc. (the “Company”) that he would be resigning as a member of the Board and the Corporate Governance & Nominating Committee, effective immediately. Mr. Lefebvre expressed no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Lefebvre served on the Board as a designee of Buzzard Midstream LLC (“ISQ”) under the terms of the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), dated as of October 21, 2021, by and among APA Corporation, a Delaware corporation, Apache Midstream LLC, a Delaware limited liability company, the Company, New BCP Raptor Holdco, LLC, a Delaware limited liability company, BCP Raptor Aggregator, LP, a Delaware limited partnership, BX Permian Pipeline Aggregator LP, a Delaware limited partnership, ISQ, and for the limited purposes set forth therein, BCP Raptor Holdco, LP, a Delaware limited partnership. Pursuant to the terms of the Stockholders Agreement, ISQ has the right to designate a director to fill the vacancy created by Mr. Lefebvre’s resignation, and ISQ designated Ronald Schweizer to fill such vacancy.

On July 20, 2022, the Board appointed Deborah Byers and Ronald Schweizer to serve as members of the Board, effective immediately. Ms. Byers was also appointed to serve as a member and Chair of the Audit Committee of the Board and as a member of the Corporate Governance and Nominating Committee. The current chair of the Audit Committee, D. Mark Leland, will remain a member of the Audit Committee.

As a non-employee and non-affiliate director, Ms. Byers will receive standard cash and equity compensation for non-employee directors serving on the Board and the Board’s committee(s) in accordance with the Company’s policies, prorated for her service during the 2022 Board year. Mr. Schweizer will not receive compensation for his service on the Board.

There are no arrangements or understandings pursuant to which Ms. Byers was selected as a director. Ms. Byers has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K. Except for the Stockholders Agreement described above, there are no arrangements or understandings pursuant to which Mr. Schweizer was selected as a director. Mr. Schweizer has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Each of Ms. Byers and Mr. Schweizer will enter into the standard form indemnification agreement with the Company that the Company has entered into with each of its other directors and officers. The agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description of the indemnification agreements is a summary only and is subject to, and qualified in its entirety by reference to, the form of indemnification agreement, a copy of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 28, 2022 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2022
KINETIK HOLDINGS INC.

	By:	/s/ Todd Carpenter
	Name:	Todd Carpenter
	Title:	General Counsel, Secretary and Chief Compliance Officer

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